UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2005

EARLE M. JORGENSEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7537	95-0886610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10650 Alameda Street, Lynwood, California	90262
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 567-1122

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2005, Earle M. Jorgensen Company, a Delaware corporation (the “Company”) entered into the Third Amended and Restated Credit Agreement, by and among the Company, Earle M. Jorgensen Holding Company, Inc. (“Holding”), each of those financial institutions listed from time to time on Schedule I thereto, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), acting as agent (the “Amended Credit Agreement”). This credit facility allows for maximum borrowings of up to $300 million. Borrowings under the Amended Credit Agreement bear interest at a base rate (generally defined as the greater of Deutsche Bank Trust Company Americas’ prime lending rate or 0.5% over the Federal Funds Rate) plus 1.00% or the adjusted Eurodollar rate plus 2.00%. The applicable margin will increase or decrease based on the leverage ratio (as defined in the Amended Credit Agreement) of the Company. In addition, borrowings under the revolving loans are limited to an amount equal to 85% of eligible trade receivables (as defined in the Amended Credit Agreement) plus 60% of eligible inventories (as defined in the Amended Credit Agreement). The Amended Credit Agreement matures on March 3, 2010 and is secured by a lien on all domestic inventory and accounts receivable of the Company.

Under the Amended Credit Agreement, the Company is obligated to pay certain fees including an unused commitment fee of 0.375%, payable quarterly in arrears, and letter of credit fees of applicable Eurodollar margin, currently 2.00% per annum, of the maximum amount available to be drawn under each letter of credit, payable quarterly in arrears, plus issuance, fronting, amendment and other standard fees.

The Amended Credit Agreement contains a financial covenant in respect of maintenance of a fixed charge coverage ratio (as defined in the Amended Credit Agreement). The Amended Credit Agreement also limits, among other things, the incurrence of liens and other indebtedness, mergers, consolidations, the sale of assets, annual capital expenditures, advances, investments and loans by the Company and its subsidiaries, dividends and other restricted payments by the Company and its subsidiaries in respect to their capital stock, and certain transactions with affiliates.

A form of the Amended Credit Agreement and a form of the Borrower Reaffirmation and Amendment to Security Agreement, dated as of March 3, 2005, by and among the Company, Holding, each of those financial institutions listed from time to time on Schedule I to the Amended Credit Agreement, and Deutsche Bank Trust Company Americas, acting as agent, are attached hereto as Exhibits 4.1 and 4.2, respectively.

The foregoing description of the Amended Credit Agreement is qualified in its entirety by the complete terms and conditions of the Amended Credit Agreement itself, which is incorporated by reference into this current report as Exhibit 4.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

4.1	Form of Third Amended and Restated Credit Agreement, dated as of March 3, 2005, by and among the Earle M. Jorgensen Company, Earle M. Jorgensen Holding Company, Inc., each of those financial institutions listed from time to time on Schedule I thereto, and Deutsche Bank Trust Company Americas, acting as agent.

4.2	Form of Borrower Reaffirmation and Amendment to Security Agreement, dated as of March 3, 2005, by and among Earle M. Jorgensen Company, Earle M. Jorgensen Holding Company, Inc., each of those financial institutions listed from time to time on Schedule I to the Third Amended and Restated Credit Agreement, and Deutsche Bank Trust Company Americas, acting as agent.

99.1	Press Release dated March 7, 2005, of Earle M. Jorgensen Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2005

EARLE M. JORGENSEN COMPANY

By:	/s/ WILLIAM S. JOHNSON
William S. Johnson Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Third Amended and Restated Credit Agreement, dated as of March 3, 2005, by and among the Earle M. Jorgensen Company, Earle M. Jorgensen Holding Company, Inc., each of those financial institutions listed from time to time on Schedule I thereto, and Deutsche Bank Trust Company Americas, acting as agent.

4.2	Form of Borrower Reaffirmation and Amendment to Security Agreement, dated as of March 3, 2005, by and among Earle M. Jorgensen Company, Earle M. Jorgensen Holding Company, Inc., each of those financial institutions listed from time to time on Schedule I to the Third Amended and Restated Credit Agreement, and Deutsche Bank Trust Company Americas, acting as agent.

99.1	Press Release dated March 7, 2005.